UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2005

BRUKER BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On October 10, 2005, we, the registrant (the “Company”), and our indirect subsidiary Bruker AXS GmbH (“BAXS”) executed a binding agreement to acquire all of the capital stock of Röntec AG (“Röntec”), a broad-based X-ray analysis instrumentation company based in Berlin, Germany (the “Stock Purchase Agreement”).  At the closing, which is expected to occur in the fourth quarter of 2005, BAXS will pay €1.5 million of cash to satisfy Röntec’s outstanding debt and €3.1 million of consideration to Röntec’s shareholders, of which approximately €750,000 will be paid to Röntec’s management, employee and consultant shareholders through the issuance of restricted shares of the Company’s common stock, par value $0.01 per share (“Restricted Shares”), and the remainder of which shall be paid in cash to Röntec’s shareholders.  Pursuant to the earn-out provisions of the Stock Purchase Agreement, up to €1.61 million of additional consideration, which will consist of a combination of 50% cash and 50% Restricted Shares, may be paid to Röntec’s management, employee and consultant shareholders based on the 2006 and 2007 performance of Röntec (the “Earn-out”).  We also have an option to pay the Earn-out 100% in cash.  Other than the Stock Purchase Agreement and the transactions contemplated thereby, there is no relationship between the Company and its affiliates and any other party to the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by the terms and conditions of Stock Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for period ending September 30, 2005, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 3.02. Unregistered Sales of Equity Securities

Pursuant to the Stock Purchase Agreement described above in Item 1.01 of this current report, which disclosure is incorporated herein by reference, the Company will issue Restricted Shares to Röntec’s shareholders.  The issuance of these securities will be in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.  Based upon the small number of holders of Röntec capital stock receiving restricted shares of the Company’s common stock, their financial position and sophistication and the absence of any general solicitation, the transaction was determined not to involve any public offering.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits.  The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER BIOSCIENCES CORPORATION (Registrant)

Date: October 14, 2005	By:
/s/ Frank H. Laukien, Ph.D.
Frank H. Laukien, Ph.D. Chief Executive Officer and President

Exhibit Index

Exhibit Number	Exhibit Name

99.1	Press Release dated October 14, 2005.